Exhibit 10.1

AMENDED AND RESTATED

STOCKHOLDERS AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this “Agreement”), is made as of the 2nd day of February 2016 (the “Effective Date”), by and among Actelis Networks Inc., a Delaware corporation (the “Company”), Tuvia Barlev (the “Founder”), Ram Vromen (the “Representative” and collectively with the Founder the “Common Holders”), holders of Non-Voting Common Stock as listed on Schedule A hereto (each, a “Non- Voting Common Holder” and collectively, the “Non-Voting Common Holders”), holders of Series A Convertible Preferred Stock as listed on Schedule B (each a “Preferred A Shareholder” and collectively, the “Preferred A Shareholders”) and the investors listed on Schedule C hereto (each, a “Preferred B Shareholder” and collectively, the “Preferred B Shareholders” and collectively with the Preferred A Shareholders, the “Preferred Shareholders”) (each, a party to this Agreement, and collectively, parties to this Agreement).

W I T N E S S E T H :

WHEREAS, the Company, the Common Holders and the Preferred A Shareholders previously entered into a Shareholders’ Agreement, dated February 24, 2015, as amended by way of that certain amendment by and between the Company and the Requisite Parties (as hereinafter defined) and dated November 30, 2015 (collectively, the “Prior Agreement”).

WHEREAS, the Company and certain of the Preferred Shareholders are parties to the Series B Preferred Stock Purchase Agreement of even date herewith, pursuant to which such Preferred Shareholders are purchasing the Company’s Series B Preferred Shares (the “Purchase Agreement”); and

WHEREAS, in order to induce the Preferred B Shareholders to invest funds in the Company pursuant to the Purchase Agreement, the Preferred B Shareholders’ obligations under the Purchase Agreement are conditioned upon the execution and delivery of this Agreement by the Preferred B Shareholders, and the Preferred A Shareholders holding a majority and interest of the Series A Preferred Convertible Stock, the Founder and the Company (the “Requisite Parties”); and

NOW, THEREFORE, the parties hereto, which include the Requisite Parties, hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement, and the parties to this Agreement, in consideration of the mutual promises and covenants set forth herein, hereby agree as follows:

1. Definitions. For the purpose of this Agreement:

1.1 “Affiliates” means, (A) with respect to a Shareholder which is an entity or corporation: (i) in the case of a transferor which is a partnership – its limited partners, general partners or the limited or general partners of such limited or general partners; (ii) in the case of any incorporated shareholder (whether company or partnership) – any legal entity which controls, is controlled by, or is under common control with or by the general partner of such incorporated shareholder (iii) a transfer of all Shareholder’s shares upon the liquidation or dissolution of Shareholder’s fund or (iv) a transfer of shares by an Shareholder to a parallel investment fund of such Shareholder; (B) with respect to a Shareholder who is an individual: (i) a spouse, child, brother, sister, or parent of the shareholder; or (ii) an entity wholly-owned controlled by such shareholder, provided that such entity remains wholly-owned by such shareholder; or (iii) a trust for the benefit of the shareholder; or (iv) a beneficiary of shares held in trust in accordance with the Company’s share option plan as approved by the Board.

1.2 “Preferred Stock” means Series A Preferred Stock and Series B Preferred Stock of the Company.

1.3 “Shareholder” means a stockholder of the Company who is party to this Agreement.

2. Affirmative Covenants.

2.1 Delivery of Financial Statements. The Company shall deliver to each Preferred Shareholder h and the Founder (each, a “Major Stockholder”), the following:

(a) As soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such year, and statements of income and statements of cash flow of the Company for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, United States dollar-denominated, prepared in accordance with US generally accepted accounting principles (“GAAP”), audited by a firm of Independent Certified Public Accountants approved by the Representative, and accompanied by an opinion of such firm which opinion shall state that such balance sheet and statements of income and cash flow have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly and accurately the financial position of the Company as of their date, and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; and

(b) As soon as practicable, but in any event within fourteen (14) days after the end of each month, a report in a form agreed from time to time by the Company’s Board of Directors (the “Board”).

2.2 Accounting. The Company will maintain and cause each of its Subsidiaries to maintain a system of accounting established and administered in accordance with GAAP consistently applied, and will set aside on its books and cause each of its operating Subsidiaries to set aside on its books all such proper reserves as shall be required by GAAP. For purposes of this Section 2.2, “Subsidiary” means any corporation or entity at least a majority of whose voting securities are at the time owned by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

2.3 Confidentiality. Each Shareholder agrees that such Shareholder will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any Confidential Information (as defined below) obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such Confidential Information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.3 by such Shareholder); (b) is or has been independently developed or conceived by the Shareholder without use of the Company’s confidential information; or (c) is or has been made known or disclosed to the Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Shareholder may disclose Confidential Information (i) to its employees, attorneys, accountants, consultants, and other professionals (together the “Professionals”) to the extent necessary to obtain their services in connection with monitoring its investment in the Company, provided that such Professionals are subject to confidentiality due to their rules of professional conduct, agree to keep such information confidential or are already subject to a confidentiality agreement with such Shareholder; (ii) to any prospective purchaser of any Registrable Securities from such Shareholder, if such prospective purchaser agrees to be bound by the provisions of this Section 2.3; (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Shareholder (each an “Affiliate”) in the ordinary course of business, provided that such Shareholder informs such Affiliate that such information is confidential and such Affiliate agrees to keep such information confidential or such Affiliate is already subject to a confidentiality agreement with such Shareholder; or (iv) as may otherwise be required by law, provided that the Shareholder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The Company acknowledges that certain of the Major Stockholders are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises that may have products or services that compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Major Stockholders from investing or participating in any particular enterprise, regardless of whether such enterprise has products or services that compete with those of the Company, without derogating from the confidentiality restrictions set forth herein. For purposes of this Section 2.3 “Confidential Information” shall mean information obtained pursuant to Section 2.1.

2.4 Termination of Financial Information Rights. The Company’s obligation to deliver the financial statements and other information under Section 2.1 shall terminate and shall be of no further force or effect upon the earlier of (i) closing of an event of Liquidation (as such term is defined in the existing Certificate of Incorporation as currently in effect) and (ii) closing of the Company’s initial firmly underwritten public offering of its Common Stock pursuant to an effective registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”), or equivalent law of another jurisdiction yielding at least US$5 million to the Company at a Company’s valuation of at least US$15 million (a “Qualified IPO”). Thereafter, the Company shall deliver to the Preferred Shareholders, and its assignees or transferees, such financial information as the Company from time to time provides to other holders of its shares.

2.5 Spin-Off. In the event that the Board adopts a resolution for a spin-off, a split of one of the Company’s business unit or otherwise establishes a new separate business entity, and seeks equity investments by parties other than the Company itself or its wholly owned subsidiaries, unless otherwise is determined by the Board with the affirmative vote of at least two (2) Preferred Directors, each Preferred Shareholder shall have a right of first refusal to participate in the funding of such new entity pro rata to its holdings in the Company at the time of such Board resolution.

3. Preemptive Rights. Until a Qualified IPO, each Major shall have pre-emptive rights to purchase, pro-rata to the outstanding voting share capital of the Company held by all voting Shareholders, all (or any part) of New Securities (as defined below) that the Company may, from time to time, propose to sell and issue. The Major Stockholder’s pro rata share shall be the ratio of the number of shares of the Company’s Common Stock (assuming for purposes of this Section that all Preferred Stock have been converted into Common Stock) then held by the Major Stockholder as of the date of the Rights Notice (as defined in Section 2(b)), to the sum of the total number of such Common Stock held by all voting Shareholders, excluding for the sake of clarity, all Non-Voting Common Stock. This right of pre-emptive rights shall be subject to the following provisions:

(a) “New Securities” shall mean any Common or Preferred Stock of any kind of the Company, whether now or hereafter authorized, and rights, options, or warrants to purchase said Common or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said common or preferred stock; provided, however, that “New Securities” shall not include (i) Common Stock issued by the Company in connection with subdivisions, combinations or issuances of dividends payable in additional shares of Common Stock, or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional Common Stock; (ii) Common Stock issued to officers, directors or employees of, or bona fide consultants to, the Company pursuant to a stock option plan or purchase plan approved by the Board (“Plan”) for employees, officers, directors or bona fide consultants of the Company; (iii) Common Stock issued or issuable upon conversion of the Preferred Stock.

(b) If the Company proposes to issue New Securities, it shall give the Major Stockholders written notice (the “Rights Notice”) of its intention, describing the New Securities, the price, the general terms upon which the Company proposes to issue them, and the number of shares that the Major Stockholder has the right to purchase under this Section 3. Each Major Stockholder (including, for this purpose, any party to whom the Major Stockholder is permitted to assign its interests under this Agreement pursuant to Section 5.3 without consent) shall have fourteen (14) days from delivery of the Rights Notice to agree to purchase (i) all or any part of its pro-rata share of such New Securities, and (ii) all or any part of the pro- rata share of any other shareholder (including for this purpose any permitted transferee of the Shareholder) entitled to such rights to the extent that such other shareholder does not elect to purchase its full pro-rata share, in each case for the price and upon the general terms specified in the Rights Notice, by giving written notice to the Company setting forth the quantity of New Securities to be purchased. If the acceptances, in the aggregate, are in respect of all of, or more than, the New Securities, then the accepting Major Stockholders shall acquire the New Securities, on the terms aforementioned, in proportion to their respective holdings provided that no Major Stockholder shall be entitled to acquire under the provisions of this Section 2 more than the number of New Securities initially accepted by such Major Stockholder and upon the allocation to such Major Stockholder of the full number of shares so accepted, such Major Stockholder shall be disregarded in any subsequent computations and allocations hereunder. Any shares remaining after the computation of such respective entitlements shall be re-allocated among the accepting Major Stockholders (other than those to be disregarded as aforesaid), in the same manner, until one hundred percent (100%) of the New Securities have been allocated as aforesaid.

(c) If the Major Stockholders, within the period or periods specified in Section 2(b), submit acceptances to purchase, in the aggregate, less than all of the New Securities, the Company shall have ninety (90) days after delivery of the Rights Notice to sell the unsold portion of the New Securities at a price and upon general terms no more favorable to the purchasers thereof than specified in the Rights Notice. If the Company has not sold the New Securities within said ninety (90) day period the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Major Stockholders in the manner provided above.

4. Registration. The following provisions govern the registration of the Company’s securities:

4.1 Definitions. As used herein, the following terms have the following meanings:

“Holder” means holder of outstanding Registrable Securities or shares convertible into Registrable Securities, who acquired such Registrable Securities or shares convertible into Registrable Securities in a transaction or series of transactions not involving any registered public offering.

“Form S-3” means Form S-3 under the Securities Act, as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission (“SEC”) which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Initiating Holders” means Holders of at least fifty percent (50%) of the then outstanding Registrable Securities, assuming for purposes of such determination the conversion of all shares convertible into Registrable Securities.

“Register”, “registered” and “registration” refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

“Registrable Securities” means all Common Stock issuable upon conversion of the Preferred Stock, Common Stock held by the Representative and the Founder, all Common Stock issued by the Company in respect of such shares and any additional shares of Common Stock or Preferred Stock of the Company that the Major Stockholders may hereafter purchase pursuant to their preemptive rights, rights of first refusal or otherwise, or Common Stock issued on conversion or exercise of other securities so purchased.

4.2 Incidental Registration. If the Company at any time proposes to register any of its securities, other than in a registration under Section 4.3 or Section 4.4 of this Agreement, it shall give notice to the Holders of such intention. Upon the written request of any Holder given within twenty (20) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Securities indicated in such request, so as to permit the disposition of the shares so registered. Notwithstanding any other provision of this Section 3.2, if the managing underwriter advises the Company in writing that marketing factors require or favor a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, first shares held by stockholders other than the Holders and then to the extent necessary, shares held by the Holders (pro rata to the respective number of Registrable Securities required by the Holders to be included in the registration); provided, however, unless otherwise agreed to in writing by Holders of at least a majority of the Registrable Securities then outstanding, in no event shall the amount of Registrable Securities of the Holders included in the registration be reduced below twenty five percent (25%) of the total amount of securities included in such registration, unless such offering is the IPO, in which case such Holders may be excluded entirely or partially if the underwriters make the determination described above and no securities other than those of the Company are included in such registration; and provided, however, that in any event all Registrable Securities must be included in such registration prior to any other securities of the Company (with the exception of securities to be issued by the Company to the public).

4.3 Demand Registration. At any time commencing six (6) months following the closing of the Company’s initial firmly underwritten public offering of its Common Stock pursuant to an effective registration statement under the Securities Act, or equivalent law of another jurisdiction (“IPO”), the Initiating Holders may request in writing that all or part of the Registrable Securities shall be registered for trading on the securities exchange on which the IPO took place. Any such demand must request the registration of shares in a minimum amount, net of underwriting discounts and commissions, exceeding two million United States Dollars (US$2,000,000). Within ten (10) days after receipt of any such request, the Company shall give written notice of such request to the other Holders and shall include in such registration all Registrable Securities held by all such Holders who wish to participate in such demand registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. Thereupon, the Company shall, as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file and use its commercially reasonable efforts to effect the registration of all Registrable Securities as to which it has received requests for registration for trading on the securities exchange specified in the request for registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be required to effect any registration under this Section 4.3, within a period of one hundred and eighty (180) days following the effective date of a previous registration, and in any of the following cases: (i) if the Company shall furnish to the Initiating Holders a certificate signed by the Chairman of the Board or the President of the Company stating that in the good faith judgment of the Board, the Board has determined that such registration would be materially detrimental to the Company and its stockholders at such time; in which event the Company shall have the right to defer the filing of the registration statement for a period of not more than ninety (90) days after receipt of the request of the Preferred Holder or Preferred Holders under this Section 4.3, provided, however, that the Company shall not be entitled to defer the filing of the registration pursuant to this provision more than once in any twelve month period; (ii) if the Company has previously effected two (2) demand registrations pursuant to the this Section 4.3 and such registrations have been declared or ordered effective; (iii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; and (iv) during the period starting with the date the Company gives written notice to the Initiating Holder(s) of an impending Company-initiated registration, which notice may be given no more than forty five (45) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, such registration; provided that (A) the Company is actively employing in good faith all reasonable efforts to cause such registration to become effective, and (B) if the effective date of such registration has not occurred within sixty (60) days after the giving of such notice, then this paragraph (iv) shall no longer apply for a period of one year following the expiration of such 60-day period. Notwithstanding any other provision of this Section 4.3, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. The Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 4.3 unless permitted to do so by the written consent of Holders who hold at least fifty percent (50%) of the Registrable Securities as to which registration has been requested. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after a registration requested pursuant to Section 4.3 and to become effective less than one hundred twenty (120) days after the effective date of any registration requested pursuant to Section 4.3.

4.4 Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3, and any related qualification or compliance, with respect to Registrable Securities, the Company shall within ten (10) days after receipt of any such request give written notice of the proposed registration, and any related qualification or compliance, to all other Holders, and include in such registration all Registrable Securities held by all such Holders who wish to participate in such registration and provide the Company with written requests for inclusion therein within fifteen (15) days after the receipt of the Company’s notice. Thereupon, the Company shall as soon as practicable, use its commercially reasonable efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4.4, (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than Five Hundred Thousand United States dollars ($500,000); (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board or the President of the Company stating that in the good faith judgment of the Board, the Board has determined that it would be materially detrimental to the Company or its stockholders for such Form S-3 registration statement to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 4.4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (iv) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 4.4; (v) during the period starting with the date sixty (60) days prior to the Company’s estimated date of filing of, and ending on the date one hundred eighty (180) days immediately following the effective date of, a registration statement made under Section 4.2 hereof, provided that the Company is actively employing in good faith reasonable efforts to cause such registration statement to become effective and that the Company’s estimate of the date of filing such registration statement is made in good faith; or (vi) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

Registrations effected pursuant to this Section 4.4 shall not be counted as demands for registration or registrations effected pursuant to Section 4.3.

4.5 Designation of Underwriter.

(a) In the case of any registration effected pursuant to Section 4.3 or 4.4, the Initiating Holders that submitted the request for registration shall have the right to designate the managing underwriter(s) in any underwritten offering.

(b) In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

4.6 Expenses. All expenses incurred in connection with any registration under Section 4.2, Section 4.3 or Section 4.4 shall be borne by the Company (including the reasonable fees and disbursements of a single special counsel for the Holders); provided, however, that each of the Holders participating in such registration shall pay its pro rata portion of discounts or commissions payable to any underwriter.

4.7 Indemnities. In the event of any registered offering of securities of the Company pursuant to this Section 4:

(a) The Company will indemnify and hold harmless, to the fullest extent permitted by law, any Holder, the partners, members, managers, officers, directors and stockholders of such Holder, any underwriter for such Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs and expenses (including any amounts paid in any settlement effected with the Company’s consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they are made, not misleading, or (iii) any violation or alleged violation by any other party hereto of the Securities Act, the Exchange Act (as defined below), any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse the Holder, such underwriter, each such controlling person of the Holder or the underwriter, or other aforementioned person or entity promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by a Holder, such underwriter or such controlling persons in writing specifically for inclusion therein; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 4.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the selling shareholder, the underwriter or any controlling person of the selling shareholder or the underwriter, and regardless of any sale in connection with such offering by the selling shareholder. Such indemnity shall survive the transfer of securities by a selling shareholder.

(b) To the extent permitted by law, each Holder participating in a registration hereunder, severally and not jointly, in proportion to the number of Registrable Securities sold by such Holder, will indemnify and hold harmless the Company, each other Holder participating in such registration, any underwriter for the Company, or for any such other Holder, and each person, if any, who controls the Company or such underwriter or such other Holder, from and against any and all losses, damages, claims, liabilities, costs or expenses (including any amounts paid in any settlement effected with the selling shareholder’s consent) to which the Company or any such controlling person and/or any such underwriter and/or such other Holder may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs or expenses arise out of or are based on (a) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (b) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, and each such Holder will reimburse the Company, each other Holder participating in such registration, any underwriter and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with such loss, claim, damage, liability, action or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished by such Holder specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and (ii) any underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this subsection 4.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holders, as the case may be, which consent shall not be unreasonably withheld. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party pursuant to the provisions of Sections 4.7(a) or 4.7(b) of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 4.7(a) or 4.7(b), promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interests which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel, with the fees and expenses to be paid by the indemnifying party, to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Sections 4.7(a) or 4.7(b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party’s intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses as more fully set forth in an underwriting agreement to be executed in connection with such registration. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. In no event shall the liability of a Holder exceed the net proceeds from the offering received by such Holder.

(e) Unless otherwise superseded by an underwriting agreement entered into in connection with an underwritten public offering, the obligations of the Company and Holders under this Section 4 shall survive the completion of any offering of Registrable Securities in a registration under this Section 4.

4.8 Obligations of the Company. Whenever required under this Section 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to nine (9) months or, if sooner, until the distribution contemplated in the Registration Statement has been completed; provided, however, that such nine (9) month period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration.

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement.

(c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) register and qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Holders; provided, that in no event shall the Company be required to qualify to do business in any state or other jurisdiction or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) notify each holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and as promptly as possible thereafter the Company shall promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) cause all Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 4, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

(j) promptly make available for inspection by (i) the selling Holders, (ii) any underwriter participating in any disposition pursuant to such registration statement, and (iii) any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders; all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent in connection with any such registration statement.

(k) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(l) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

4.9 Assignment of Registration Rights. Any of the Holders may assign its rights to cause the Company to register Shares pursuant to this Section 4 to a transferee of all or any part of its Registrable Securities, provided (i) such transferee acquires of the Registrable Securities of such Holder; (ii) that the transferee is a subsidiary, parent, affiliate, general partner, limited partner, retired partner, member or retired member of a Holder, or (iii) the transferee is a Holder’s immediate family member or trust for the benefit of an individual Holder or one or more of such Holder’s immediate family members, and (b) such transfer is otherwise effected in accordance with applicable securities laws. The transferor shall, within twenty (20) days after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and the transferee’s written agreement to be bound by this Section 4.

4.10 Lock-Up. In any registration of the Company’s shares each of the Holders agrees that any sales of securities held by such Holder may be subject to a “lock-up” period restricting such sales, and all Holders and their transferees will agree to abide by such customary “lock-up” period of up to one hundred and eighty (180) days in connection with the IPO, or, if required by such underwriter in connection with the IPO, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within fifteen (15) days before or after the date that is one hundred eighty (180) days after the effective date of the registration statement relating to such offering, but in any event not to exceed two hundred ten (210) days following the effective date of the registration statement relating to such offering (the applicable period, the “Stand-Off Period”), during which period the Holders agree that they will not, without the prior written consent of the managing underwriter (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Section 4.10 shall apply only to the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement and shall be applicable to the Holders only if all officers, directors, and stockholders individually owning more that one percent (1%) of the Company’s outstanding Common Stock are subject to substantially similar restrictions. The underwriters in connection with the IPO are intended third party beneficiaries of this Section 4.10 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. The Holders further agree to execute such agreements as may be reasonably requested by the underwriters in the IPO that are consistent with this Section 4.10 or that are necessary to give further effect thereto. The obligations described in this Section 4.10 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of Stand-Off Period. The Holders agree to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 3.10.

4.11 Public Information. At any time and from time to time after the earlier of the close of business on such date as (a) a registration statement filed by the Company under the Securities Act becomes effective, (b) the Company registers a class of securities under Section 12 of the United States Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto (the “Exchange Act”), or (c) the Company issues an offering circular meeting the requirements of Regulation A under the Securities Act, the Company shall (i) undertake to make publicly available and available to the Preferred Shareholders pursuant to Rule 144, such information as is necessary to enable the Preferred Shareholders to make sales of Registrable Securities pursuant to that Rule. The Company shall comply with the current public information requirements of Rule 144 and shall furnish thereafter to any Preferred Shareholder, upon request, a written statement executed by the Company as to the steps it has taken to so comply, (ii) use best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements) and (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (x) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (y) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (z) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to such Form S-3 (at any time after the Company so qualifies to use such form).

4.12 Grant of Additional Registration Rights. The Company may not grant additional demand registration rights, and any incidental or other registration rights senior to or on parity with the Holders, to any party without the prior written consent of the holders of at least a majority of the Registrable Securities.

4.13 Foreign Offerings. The provisions and intent of this Section 4 shall apply, mutatis mutandis, to any registration of the securities of the Company outside of the United States, to the extent applicable.

5. Negative Covenants. Until a Qualified IPO, the Company shall not, either directly or indirectly, without the prior consent of the holders of at least majority of the issued and outstanding Preferred Stock, take any of the actions listed in Article C(3)(b) of the existing Certificate of Incorporation as currently in effect.

6. Insurance. The Company represents that it has obtained from financially sound and reputable insurers a Directors and Officers insurance policy in an amount of at least US$ 5,000,000 (the “Insurance Policy”) which is in full force and effect as of the date hereof. Until such time as the Board determines that the Insurance Policy should be discontinued, the Company shall use commercially reasonable efforts to maintain in full force and effect the Insurance Policy. The Insurance Policy shall not be cancelable by the Company without prior approval of the Board and the Representative.

7. Right of First Refusal. Prior to a Qualified IPO, any Transfer (as defined below) of any capital stock of the Company, of any class or series, now owned or hereafter acquired, whether pursuant to the exercise of an option, warrant or otherwise (the “Securities”) by any Shareholder (other than the repurchase by the Company of Common Stock from the Founder pursuant to that certain Stock Repurchase Agreement made and entered into effective as of February 24, 2015, by and between the Company and the Founder) shall be subject to the following:

(a) a Shareholder of the Company proposes to sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber (“Transfer”) any Securities it holds of the Company to one or more third parties pursuant to an understanding with such third parties, then such Shareholder (the “Offering Stockholder”) shall give each Major Stockholder, a written notice of the Offering Stockholder’s intention to make the Transfer (the “Transfer Notice”), which Transfer Notice shall include (i) a description of the securities to be transferred (“Offered Shares”), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Offering Stockholder has received an offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

(b) The Major Stockholders shall have an option for a period of twenty (20) days from the Major Stockholder’s receipt of the Transfer Notice from the Offering Stockholder to elect to purchase their respective pro rata amount of the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. Each Major Stockholder may exercise such purchase option and, thereby, purchase all or any portion of his, her or its pro rata share (with any re-allotments as provided below) of the Offered Shares, by notifying the Offering Stockholder and the Company in writing, before expiration of the twenty (20) day period as to the number of such shares which he, she or it wishes to purchase (including any re-allotment). Each Major Stockholder’s pro rata share of the Offered Shares shall be a fraction of the Offered Shares, of which the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock owned by such Major Stockholder on the date of the Transfer Notice shall be the numerator and the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock) held by all Major Stockholders, excluding the holders of Non-Voting Common Stock, on the date of the Transfer Notice shall be the denominator (without the offering Stockholder). Each Major Stockholder shall have a right of re-allotment such that, if any other Major Stockholder fails to exercise the right to purchase its full pro rata share of the Offered Shares, the other participating Major Stockholders may exercise an additional right to purchase, on a pro rata basis, the Offered Shares not previously purchased. Each Major Stockholder shall be entitled to apportion Offered Shares to be purchased among its partners, members, and Affiliates, provided that such Major Stockholder notifies the Offering Stockholder of such allocation. If a Major Stockholder gives the Offering Stockholder notice that it desires to purchase its pro rata share of the Offered Shares and, as the case may be, its re-allotment, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than forty-five (45) days after receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 7(c).

(c) Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Major Stockholders shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If the Offering Stockholder and the Major Stockholders cannot agree on such cash value within ten

(10) days after the Company’s receipt of the Transfer Notice, the valuation shall be made by an appraiser of recognized standing selected by the Offering Stockholder and the Major Stockholders or, if they cannot agree on an appraiser within twenty (20) days after the Major Stockholders’ receipt of the Transfer Notice, each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Offering Stockholder and the Holders, with the half of the cost borne by the Holders borne pro rata by each based on the number of shares such parties were interested in purchasing pursuant to this Section 7. If the time for the closing of the Company’s purchase or the Holders’ purchase has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), then such closing shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this subsection.

(d) Legend. Each certificate representing Securities of the Shareholders shall be endorsed with the following legend:

THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT BY AND AMONG THE COMPANY, THE HOLDER HEREOF AND OTHER STOCKHOLDERS OF THE COMPANY, AS AMENDED FROM TIME TO TIME. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY.

(e) The above legend shall be removed upon termination of this Agreement.

(f) Without derogating or limiting the foregoing, the Right of First Refusal as set forth in this Section 7 shall not apply to any Transfer of Non-Voting Common Stock. For the sake of clarity, holders of Non-Voting Common Stock shall only be able to Transfer their respective shares of Non-Voting Common Stock as follows: (i) to the Company, or (ii) by any other means as approved by the Board of Directors of the Corporation.

8. Co-Sale; Transfers of Stock.

(a) Unless the rights of first refusal set forth in Section 7 above are exercised in full by the Major Stockholders, each of the Major Stockholders shall have the right to participate in any sale of Securities by any Shareholder other than the Non-Voting Common Holders (the “Selling Stockholder”) to any third party (the “Third Party”) pursuant to the provisions hereof and on the specified terms and conditions of the Transfer Notice. Each of the Major Stockholders shall be entitled, upon written notice to the Selling Stockholder within forty-five (45) days after receipt of the Transfer Notice (a “Participation Notice”), to sell to the Third Party up to that number of the shares in the Company owned by such Major Stockholder (the “Equity Shares”) determined by multiplying the total number of Offered Shares times a fraction the numerator of which is the number of shares of Common Stock owned by such Major Stockholder (assuming for purposes of this section, the conversion of all Preferred Stock) and the denominator of which is the total number of shares of Common Stock (assuming, for purposes of this section, the conversion of all Preferred Stock) held by all Major Stockholders, and such Selling Stockholder. A Participation Notice shall indicate, subject to the terms of this Section 8, the number of Shares that such Preferred Shareholder intends to transfer to the Third Party. To the extent one or more of the Major Stockholders exercises such right in accordance with the terms and conditions set forth below, the number of securities that the Selling Stockholder may sell pursuant to such Offer shall be correspondingly reduced. At the closing of the sale of securities to the Third Party, the Selling Stockholder shall transfer his shares to the Third Party only if the Third Party concurrently therewith purchases, on the same terms and conditions specified in the Offer, all of the Shares as to which Participation Notices have been delivered. The restrictions set forth in this Section 8 shall terminate upon the closing of a Qualified IPO (as such term is defined in the Amended Certificate).

(b) To the extent that the Major Stockholders have not exercised their rights to purchase the Offered Shares in full within the time periods specified in Section 7 and the Major Stockholders have not exercised their rights to participate in the sale of the Offered Shares within the time periods specified in Section 8(a), the Offering Stockholder shall have a period of ninety (90) days from the expiration of such rights in which to sell the Offered Shares upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice to the third-party transferee(s) identified in the Transfer Notice. In the event the Offering Stockholder does not consummate the sale or disposition of the Offered Shares within the ninety (90) day period from the expiration of these rights, the first refusal rights and co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares by the Offering Stockholder until such right lapses in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Major Stockholders to purchase securities from an Offering Stockholder or participate in sales of securities by a Offering Stockholder shall not adversely affect their rights to make subsequent purchases from the Offering Stockholder of securities or subsequently participate in sales of securities by the Offering Stockholders.

(c) Notwithstanding the provisions of Sections 7 and 8(a) of this Agreement, a Shareholder may Transfer, with or without consideration, securities to (i) the Company at cost pursuant to the terms of an agreement approved by the Board of Directors of the Company providing for repurchase of shares upon certain events including termination of employment; (ii) any spouse, domestic partner or member of such Shareholder’s immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor, or other fiduciary for the account of such Shareholder’s spouse, domestic partner or members of the such Shareholder’s immediate family, or to a trust for the Shareholder’s own self, or a charitable remainder trust; (iii) the current equity owner(s) of any shareholder that is a corporation, partnership limited liability company, or other entity or affiliate, trust or liquidating trust of such entity; (iv) an Affiliate of such Shareholder, (v) a corporation, partnership, limited liability company or other entity, all of the shares, partnership interests, membership or other ownership interests of which are owned by such shareholder and/or its Affiliates or (vi) solely with respect to Co-Sale rights an amount of shares which reflect less than 50% of the Company’s shares owned by such Offering Stockholder at that time (the right of first refusal shall apply on any sale of shares) or

(vii) an Affiliate.

(d) In addition to any limitations set forth in the provisions of Sections 7 of this Agreement, transfer of shares of Non-Voting Common Stock by a Non-Voting Common Holder shall be subject to the prior written consent of the Board.

9. Drag-Along. The parties hereto agree to such “drag along” provisions as is set forth in ARTICLE ELEVENTH of the Amended Certificate which is incorporated by reference to this Agreement.

10. Affirmative Covenants. The parties agree that, in the event at any time the number of authorized shares of Common Stock of the Company shall be insufficient to permit the conversion of all Preferred Stock into Common Stock in accordance with the conversion provisions of the Company’s Certificate of Incorporation, as amended and restated from time to time, the Preferred Shareholders and the Common Holders shall vote in favor of such increase in the Company’s authorized capital stock as shall be necessary to permit such conversion. Furthermore, the Preferred Shareholders and the Common Holders agree to vote their shares and do all such other acts as are necessary to give full force and effect to this Agreement.

11. Board of Directors.

11.1 Election of Directors. The Board shall be composed of up to five (5) directors who shall be elected in the manner set forth in this Section 11.

11.2 The Founder, regardless of his holdings of Common Stock or position with the Company, shall be entitled to designate the person to fill the directorship elected by the Common Stock as a separate class (the “Founder Director”). The initial Founder Director shall be the Founder. Notwithstanding the foregoing, in the event that the Founder sells or transfers (other than to Affiliates) more than 50% of his holdings in the Company as of the date of this Agreement, then the Founder shall no longer have the right to appoint the Founder Director, and the Preferred Directors at the time of such sale or transfer, by a vote of majority, shall be entitled to appoint the Founder Director.

11.3 The holders of the majority of the Company’s Series A Preferred Shares, voting as a separate class (or by written consent), shall be entitled to elect three directors (the “Preferred Directors”, each a “Preferred Director”). Following the consummation of an additional round of investment in the Company, which was led by a party who is not a Preferred Stockholder, the number of the Preferred Directors shall be decreased to two Preferred Directors one of them shall be the Representative. In the event that the holders of Preferred A Shares sell or transfer (other than to Affiliates) more than 50% of their holdings (in the aggregate) in the Company, then the holders of Preferred A Shares shall have the right to appoint only one (1) Preferred Director.

11.4 The holders of the majority of the Company’s Series B Preferred Shares, voting as a separate class (or by written consent), shall be entitled to elect one (1) director (the “Investor Director”). The initial Investor Director shall be Israel Niv. In the event the holders of Preferred B Shares as at the Closing (as defined in the Purchase Agreement) sell or transfer (other than to affiliates) more than 50% of their holdings (in the aggregate) in the Company, then the holders of Preferred B Shares shall not be entitled to appoint an Investor Director.

11.5 The Board may agree to elect an additional director who is either an industry expert or a director with past experience as CEO of companies in the hi-tech field.

11.6 Removal of Board Members. Each party to this Agreement also agrees to vote, or cause to be voted, all Shares owned by such party, or over which such party has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a) no director elected pursuant to Sections 11.2 and 11.3 of this Agreement may be removed from office unless (i) such removal is directed or approved by the affirmative vote of the persons or entities entitled under Sections 11.2 or 11.3, respectively, to designate that director or (ii) the persons or entities originally entitled to designate or approve such director pursuant to Sections 11.2 through 11.4, as applicable, are no longer so entitled to designate or approve such director; and

(b) any vacancies created by the resignation, removal or death of a director elected pursuant to Sections 11.2 and 11.3 shall be filled pursuant to the provisions of this Section 11, provided, however, that the holders of any series of Preferred Stock shall not be obligated to fill any vacancy entitled to be filed by such holder in the event they choose not to do so, and any such failure to fill a vacancy shall not be deemed to be a breach of this Agreement or any other duty as may then exist.

11.7 Voting. Each party to this Agreement agrees that it shall vote, or cause to be voted, all shares of voting stock of the Company it holds, subsequently acquires or otherwise has the power to vote (including, without limitation, any Common Stock obtained upon the conversion of the Preferred Stock and all Shares acquired after the date of this Agreement) to ensure election of the Company’s directors in accordance with Sections 11.2 through Section 11.4 at any annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders.

Each party to this Agreement agrees to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of any party entitled to designate directors to call a special meeting of stockholders for the purpose of electing directors.

11.8 Chairperson. The Board shall elect one director as chairman of the Board. The Chairperson shall not have a casting vote.

11.9 Committees. The by-laws shall provide that any committee established by the Board shall include at least one of the Preferred Directors.

11.10 Subsidiary Boards. The Company shall take all actions necessary to provide that the structure of the Board as set forth in Sections 11.1 through 11.5 hereof shall be implemented for any subsidiary of the Company.

11.11 Location of Board meetings. The location of the meetings of the Board shall be coordinated and acceptable to the Preferred Directors.

11.12 Reimbursement of Expenses. The Company shall reimburse all non-management members of the Board (not including any observers to the board) for reasonable expenses incurred in connection with their service on the Board, including the cost of air travel to and from meetings of the Board, provided such expenses were approved in advance by the Company.

11.13 No Liability for Election of Recommended Directors. No party, nor any Affiliate of any such party, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any party have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

11.14 Specific Enforcement. Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Section 11 are not performed by the parties in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Shareholders shall be entitled to an injunction to prevent breaches of this Section 11, and to specific enforcement of this Section 11 and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

12. Management Fees and Expenses.

12.1 Commencing at February 15, 2015, the Company will pay the Representative a monthly management fee of $5,000 plus VAT. Such engagement shall continue until the later of

(i) February 15, 2018 and (ii) such time as the Representative is no longer a director of the Company; however, shall earlier terminate in the event that the Representative resigns from its office as a director of the Company. For the avoidance of any doubt, termination of Representative’s office as a director due to change in number of directors appointed by the Holders of Preferred Stock or due to election by the holders of Preferred Stock of a different director, shall not be deemed as resignation of the Representative.

12.2 The Company will finance the Preferred Shareholders’ legal counsel of the choice of the Representative for every subsequent round of investment greater than $1,000,000 or a Liquidation Event, not exceeding $5,000 plus VAT per each such round or event.

13. Termination. This Agreement shall terminate immediately following the earlier to occur of the closing of a Qualified IPO, the consummation of a Transaction or with the written consent of the Company and Preferred Shareholders holding a majority of the outstanding Preferred Stock, and also by the Founder, solely in the event that such termination does not take place in conjunction with signing a new agreement in which the rights and privileges of Founder (and Affiliates thereof) designated herein are not adversely affected or derogated in a manner that is disproportionate to the rights and privileges of the Preferred Stockholders. For the purposes of this Section, a “Transaction” shall mean the consolidation, merger or reorganization of the Company with or into, or a sale of all or substantially all of the Company’s assets, or all or substantially all of the Company’s issued and outstanding share capital, or the license of all or substantially all of the Company’s intellectual property rights to, any other company, or any other entity or person other than an entity controlling, controlled by or under common control with, the Company, excluding a transaction in which shareholders of the Company prior to the transaction maintain voting control of the resulting entity after the transaction.

14. Miscellaneous

14.1 Further Assurances. Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Agreement and the intentions of the parties as reflected thereby.

14.2 Governing Law. This Agreement shall be governed by the laws of the State of Delaware excluding that body of law pertaining to conflict of law. Each of the parties hereby submits irrevocably to the exclusive jurisdiction of the competent courts located within the City of Tel-Aviv, Israel.

14.3 Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

14.4 Successors and Assigns; Assignment. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto; provided, however, that in the event of any transfer or assignment (i) the Company must receive written notice of said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such rights are being assigned, (ii) the transferee or assignee of such rights must not be a person deemed by the Board, in its reasonable judgment, to be a current competitor of the Company, provided, however, that if (A) such transferee or assignee is a Venture Capital Firm, or (B) if the transferor is a general or limited partnership, and such partnership assigns or transfers to its partners or to affiliated partnerships managed by the same management company or managing general partner or by an entity which controls, is controlled by, or is under common control with, such management company or managing general partner, it shall not be deemed a current competitor pursuant to this Section 14.4 (for purposes of this Section 14.4, a “Venture Capital Firm” shall be any entity formed for the purpose of acquiring or holding, for investment, equity interests in private companies or acquiring and holding interests in one or more vehicles that hold such equity interests) and (iii) such transferee or assignee must agree in writing to be bound by the terms and conditions of this Agreement. Notwithstanding the limitation set forth in the foregoing sentence respecting the minimum number of shares which must be transferred, any Preferred Shareholder (a) which is a partnership or limited liability company may transfer such Preferred Shareholder’s board appointment rights to an Affiliate of such Holder as well as such Preferred Shareholder’s constituent partners or members, as the case may be, without restriction as to the number or percentage of shares acquired by any such constituent partner or member and (b) may transfer such Preferred Shareholder’s board appointment rights to an immediate family member or a trust for the benefit of the Holder. Any transfer, assignment or other disposition of securities not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company.

14.5 Entire Agreement; Amendment and Waiver. This Agreement and the Schedules hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof. Any other written or oral agreement among the parties relative to the specific subject matter hereof is amended and restated by this Agreement. The Prior Agreement, as amended and restated by this Agreement, hereby terminates in full the Previous IRA and Previous Voting Agreement, and all rights and claims relating thereto of all parties thereto are hereby irrevocably waived and released, and the terms therein are hereby rendered irrevocably null and void, and of no further force or effect. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the Company, Preferred Shareholders holding a majority of the outstanding Preferred Stock, and also of the Founder, solely in the event that such amendment adversely affects or derogates from the rights and privileges of Founder (and Affiliates thereof) designated herein in a manner that is disproportionate to the amendment made to the rights and privileges of the Preferred Stockholders. Notwithstanding the foregoing, if the Company issues additional shares of Series Preferred Stock after the date hereof, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed a “Preferred Shareholder” for all purposes hereunder. No action or consent by the Preferred Shareholders shall be required for such joinder to this Agreement by such additional holder of Preferred Stock, so long as such additional holder has agreed in writing to be bound by all of the obligations as a “Preferred Shareholder” hereunder.

14.6 Notices, etc. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be telecopied or mailed by registered or certified mail, postage prepaid, or prepaid air courier, or otherwise delivered by hand, internationally recognized overnight courier or by messenger, addressed to such party’s address as set forth below or at such other address as the party shall have furnished to each other party in writing in accordance with this provision:

if to the Non-Voting Common Holders:	To the maximum extent allowed under applicable law, the following shall be appointed representatives of the Non-Voting Common Stock for the purpose hereof, and delivery of notice to such representative shall be deemed a delivery of notice to the holders of Non-Voting Common Stock:

Otherwise, to the addresses set forth in Schedule A

if to the Preferred Shareholders:	to the addresses set forth in Schedule B or Schedule C, respectively

if to the Founder:	c/o Actelis Networks, Inc.47800 Westinghouse Drive Freemont, CA 94539

if to the Representative:	to the address set forth in Schedule B.

if to the Company:	Actelis Networks, Inc. 47800 Westinghouse Drive Fremont, CA 94539 Attn: Tuvia Barlev, CEO

with a copy (which shall not constitute notice) to:

Pearl Cohen Zedek Latzer Baratz LLP
50 Congress Street, Suite 1040
Boston, MA 02109
Attn: Oded Kadosh, Esq.

or such other address with respect to a party as such party shall notify each other party in writing as above provided. Any notice sent in accordance with this Section 14.6 shall be effective (i) if mailed, seven (7) business days after mailing, (ii) if by air courier, two (2) business days after deliver to the courier service, (iii) if sent by internationally recognized overnight courier, one business day after deposit with such courier if sender and recipient are in the same country, otherwise notice shall be effective three (3) business days after deposit with such courier, (iv) if sent via facsimile or electronic mail, upon transmission and electronic confirmation of receipt or if transmitted and received on a non-business day, on the first business day following transmission and electronic confirmation of receipt, and, (v) if sent by messenger, upon delivery (provided, however, that any notice of change of address shall only be valid upon actual receipt by the party to be charged with knowledge of same).

14.7 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall impair any such right, power, or remedy of such non-breaching or non-defaulting party nor shall it be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

14.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

14.9 Counterparts. This Agreement may be executed and delivered by facsimile signature and in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

14.10 Aggregation of Stock. All Preferred Stock held or acquired (or Common Stock issuable upon conversion thereof) by affiliated entities shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

14.11 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Remainder of page intentionally left blank.]

[SIGNATURE PAGE TO ACTELIS NETWORKS

STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

THE COMPANY:

ACTELIS NETWORKS, INC.

By:	/s/ Tuvia Barlev
Name:	Tuvia Barlev
Date:	Chief Executive Officer

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

COMMON HOLDERS

TUVIA BARLEV

/s/ TUVIA BARLEV

RAM VROMEN

/s/ RAM VROMEN

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

RAM VROMEN

/s/ RAM VROMEN

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

GIGI LEVY-WEISS

/s/ GIGI LEVY-WEISS

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

KEDMA CAPITAL S.H.E. LTD.

By:	/s/ Gilead Halevy
Name:	Gilead Halevy
Title:

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

YARIV GILAT

/s/ YARIV GILAT

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

THE RODA GROUP VENTURE DEVELOPMENT COMPANY, LLC

By:	/s/ ROGER A. STRAUCH
Name:	ROGER A. STRAUCH
Title:	CHAIRMAN

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

Advanced Circuit Engineers, LLC

By:	/s/ Rajesh Jain
Name:	Rajesh Jain
Title:	Owner/Partner

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

Amit J. Ronen and Talya Ronen as trustees of the Ronen Family Trust U/T/A/D 12/21/05

By:	/s/ Amit J. Ronen
Name:	Amit J. Ronen
Title:	Trustee

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

By:	/s/ Tameyasu Anayama
Name:	Tameyasu Anayama
Title:

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

ARIK STEINBERG

/s/ ARIK STEINBERG

IN WITNESS WHEREOF, the undersigned has executed this Notice, Acknowledgment and Waiver as of the date below.

Dated: 23 Jan 2016

E-mail:	guy@excalibercapital.com
Facsimile:

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

CARMEL VERNIA

/s/ CARMEL VERNIA

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

JOSEPH PERL AND JUDITH PERL

/s/ JOSEPH PERL AND JUDITH PERL

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

KETAN. J. SHAH

By:	/s/ KETAN. J. SHAH
Name:	KETAN. J. SHAH
Title:

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

By:	The NIV Family Trust January 18, 2002
Name:	ISRAEL NIV
Title:	Trustee

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

PALADIN LTD.

By:	/s/ ohad levkovitz
Name:	ohad levkovitz
Title:

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

BAUHINIA INVESTMENTS LTD.

By:	/s/ Guy swersky
Name:	Guy swersky
Title:

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

RAMI LIPMAN

/s/ RAMI LIPMAN

[SIGNATURE PAGE TO ACTELIS NETWORKS

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

By:	/s/ Roger Nicholson
Name:	Roger Nicholson
Title:

[SIGNATURE PAGE TO ACTELIS NETWORKS
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

SAURABH AGARWAL

By	/s/ saurabh agarwal
Name:	Saurabh Agarwal
Title:

[SIGNATURE PAGE TO ACTELIS NETWORKS
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

The Beinglass revocable trust, August 2000

By:	/s/ Israel Beinglass
Name:	Israel Beinglass
Title:	Trustee

[SIGNATURE PAGE TO ACTELIS NETWORKS
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

THE ISARD DUNIETZ 2006 TRUST, CREATED BY A DECLARATION OF TRUST DATED JULY 19, 2006, AS IT MAY BE AMENDED OR RESTATED FROM TIME TO TlME THEREAFTER

By:	/s/ Isard Dunietz
Name:	Isard Dunietz (or his successor)
Title:	Trustee

[SIGNATURE PAGE TO ACTELIS NETWORKS
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT]

IN WITNESS WHEREOF the parties have signed this Amended and Restated Shareholders Agreement as of the date first hereinabove set forth.

PREFERRED SHAREHOLDERS

YEMINI ASSET MANAGEMENT LLC

By:	/s/ Yemini Asset Management LLC
Name:	Yemini Asset Management LLC

SCHEDULE A

The Non-Voting Common Holders

Name	Address

SCHEDULE B

The Preferred A Shareholders

NAME	ADDRESS
ATA Affiliates Fund I, L.P.
ATA Affiliates Fund II, L.P.
ATA Investment Fund I, L.P.
ATA Investment Fund II, L.P.
ATA Ventures I, L.P.
ATA Ventures II, L.P.
Yariv Gilat	9 Hagolan Street Tel Aviv, 6971812 Israel
Isard Dunietz (or his successor), as Trustee of the Isard Dunietz 2006 Trust, created by a Declaration of Trust dated July 19, 2006 as it may be amended or restated from time to time thereafter
Rami Lipman
Arik Steinberg	8 Yiftach Street, Entrance B Ramat Hasharon 471082, Israel
Yemini Asset Management LLC
Joseph Perl and Judith Perl
Zeev Bregman	Kfar Saba 3 Tel Aviv 65147
Carmel Vernia	36 Benayahu Tel Aviv, Israel
Bauhinia Investments Ltd.	c/o Excaliber Capital 11 Menachem Begin Road Ramat Gan 52522, Israel
The Niv Family Trust - January 18, 2002	27240 Natoma Road Los Altos Hills, CA 94022
Alan Barkat
Kedma Capital S.H.E. Ltd.	Azrieli Center, Round Tower 132 Menachem Begin Blvd., Tel Aviv 67021
Ram Vromen
Reinisch Investments & Holdings Ltd.	Excaliber Capital Ltd Attention – Jennifer Kessler 11 Derech Menahem Begin, 11th floor Ramat Gan 5268104
Paladin Ltd.	Excaliber Capital Ltd Attention – Jennifer Kessler 11 Derech Menahem Begin, 11th floor Ramat Gan 5268104
The Schwartz Family Trust
The Roda Group Venture Development Company, LLC	918 Parker Street, Suite A-14 Berkley, CA 94710
Gigi Levy-Weiss

SCHEDULE C

The Preferred B Shareholders

NAME	ADDRESS
Ram Vromen	6 Reading Street Tel Aviv, 69022 Israel
Yariv Gilat	9 Hagolan Street Tel Aviv, 6971812 Israel
Isard Dunietz (or his successor), as Trustee of the Isard Dunietz 2006 Trust, created by a Declaration of Trust dated July 19, 2006 as it may be amended or restated from time to time thereafter
Rami Lipman
Arik Steinberg	8 Yiftach Street, Entrance B Ramat Hasharon 471082, Israel
Yemini Asset Management LLC
Carmel Vernia	36 Benayahu Tel Aviv, Israel
Bauhinia Investments Ltd.	c/o Excaliber Capital 11 Menachem Begin Road Ramat Gan 52522, Israel
The Niv Family Trust - January 18, 2002	27240 Natoma Road Los Altos Hills, CA 94022
Kedma Capital S.H.E. Ltd.	Azrieli Center, Round Tower 132 Menachem Begin Blvd., Tel Aviv 67021
Reinisch Investments & Holdings Ltd.	Excaliber Capital Ltd Attention – Jennifer Kessler 11 Derech Menahem Begin, 11th floor Ramat Gan 5268104
Paladin Ltd.	Excaliber Capital Ltd Attention – Jennifer Kessler 11 Derech Menahem Begin, 11th floor Ramat Gan 5268104
Zeev Bregman	Kfar Saba 3 Tel Aviv 65147
Roger Nicholson	34742 Williams Way Union City, CA 94587
Ronen Family Trust U/T/A/D 12/21/05	C/O Amit Ronen, Trustee 1415 Todd Street Mountain View, CA 94040
Tameyasu Anayama
The Beinglass Revocable Trust, August 2000	1330 Elsona Ct Sunnyvale, CA 94087
Saurabh Argwal	36928 Montecito Drive Fremont, CA 94536
Ketan J. Shah	10162 Firwood Drive Cupertino, CA 95014
Advanced Circuit Engineers, LLC	C/O Rajesh Jain 308 S. Abott Avenue Milpitas, CA 95035